FIRST AMENDMENT TO
                               DIRECTORS AGREEMENT


          THIS FIRST AMENDMENT (this "Amendment") is entered into this 18th day of September, 1997, by and among RISCORP, Inc., a Florida corporation ("RISCORP"), William D. Griffin ("Griffin"), Frederick M. Dawson ("Dawson"), Walter L. Revell ("Revell"), Seddon Goode, Jr. ("Goode"), and George E. Greene III ("Greene") (collectively referred to herein as the "Parties").

                                           W I T N E S S E T H:

         WHEREAS, on May 19, 1997, the Parties entered into a Directors Agreement setting out certain agreements as to the future make-up of the Board of Directors of RISCORP (the "Board");

          WHEREAS, Griffin has agreed to resign as a director and member of the Board; and

         WHEREAS, the Parties desire to amend certain provisions of the Directors Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

         1. Paragraphs 1, 3, 4, and 5.Paragraphs 1, 3, 4, and 5 of the Directors Agreement are hereby deleted in their entirety.

         2. Paragraph 2. Paragraph 2 of the Directors Agreement is hereby deleted in its entirety and, in lieu thereof, the following new Paragraph 1 is hereby inserted:

                    "1. Until such time as the Company has no shares of Class A Common Stock outstanding, at which time this Agreement shall terminate, Griffin will (i) cause all of his shares of RISCORP to be voted in favor of Dawson, Revell, Goode, and Greene for director and in favor of no other nominees at all meetings of RISCORP at which directors are elected, and (ii) not take any action to remove any such directors. In addition, Dawson, Revell, Goode, and Greene agree not to add any additional directors to the Board without the prior written consent of Griffin."

         3. New Paragraph 2. A new Paragraph 2 to the Directors Agreement is hereby inserted as follows:

                  "2. Griffin shall be reelected to the Board at such time as the sale of substantially all the assets of the Company is completed pursuant to the Asset Purchase Agreement with Zenith Insurance Company dated June 17, 1997, as amended, provided that such directorship is not objected to by any insurance commissioner with jurisdiction over any of the Company's subsidiaries."

               4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN  WITNESS  WHEREOF,   the  undersigned  Parties  have  executed  this
Amendment as of the day and year set forth above.


                                                     RISCORP, INC.
                                               By:      /s/ Frederick M. Dawson
                                               Name:    Frederick M. Dawson
                                               Title:   Chief Executive Officer



                                               /s/ William D. Griffin
                                               William D. Griffin



                                                     /s/ Frederick M. Dawson
                                                     Frederick M. Dawson



                                                     /s/ Walter S. Revell
                                                     Walter L. Revell



                                                     /s/ Seddon Goode, Jr.
                                                     Seddon Goode, Jr.



                                                       /s/ George E. Greene III
                                                     George E. Greene III